EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 11, 1995 appearing in the Current Report of Form 8-K dated May 23, 1995 filed by Nine West Group Inc. and to all references to our Firm included in this Registration Statement.


/S/ARTHUR ANDERSEN LLP

Cincinnati, Ohio
August 19, 1997